UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 28, 2019

PRIMO WATER CORPORATION (Exact name of registrant as specified in its charter)

Delaware	001-34850	82-1161432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On March 5, 2019, Primo Water Corporation (the “Company”) issued a press release announcing its financial results for the quarter and full year ended December 31, 2018. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Section 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, based upon the recommendation of the Nominating and Governance Committee of the Company’s Board of Directors, the Company’s Board of Directors approved an increase in the size of the Company’s Board of Directors to nine directors and appointed Emma S. Battle to fill the newly created vacancy to serve as a Class I director until the 2020 Annual Meeting of Stockholders. Upon her appointment to the Board of Directors, and upon the recommendation of the Nominating and Governance Committee, the Board of Directors appointed Ms. Battle to serve on the Audit Committee and the Nominating and Governance Committee of the Board of Directors.

Ms. Battle is currently the President and Chief Executive Officer of MarketVigor, LLC, a strategic consulting, e-commerce marketing and digital analytics firm. She also serves as the President and Chief Executive Officer of Higher Education Works, a non-profit organization that advocates for support of North Carolina public universities and community colleges. Ms. Battle previously served as the President and Chief Operating Officer of CRISP Agency, a digital advertising agency, before which she served in executive and senior marketing and sales roles at Red Hat, Inc. (formerly NYSE: RHT) and Hanesbrands Inc. (NYSE: HBI). Ms. Battle holds a BA in Economics from Duke University and an MBA from Harvard Business School.

Ms. Battle will receive compensation for her service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Pursuant to the Director Compensation Policy, in connection with her initial appointment to the Board, Ms. Battle will receive a restricted stock unit award having a value equal to $150,000 (150% of the Total Annual Retainer, as defined in the Director Compensation Policy, in effect as of the time of her appointment to the Board of Directors), with the number of restricted stock units to be issued being determined based on the closing sale price of the Company’s common stock on the date of grant. Such restricted stock units will vest in three equal annual installments beginning on the first anniversary of the date of grant.

On March 4, 2019, the Company issued a press release announcing the appointment of Ms. Battle to the Board of Directors. A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished or filed herewith, in each case, as set forth in below:

Exhibit No.	Exhibit Description
99.1	Press Release dated March 5, 2019, furnished herewith
99.2	Press Release dated March 4, 2019, filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: March 5, 2019	By:	/s/ David J. Mills
Name: David J. Mills
Title: Chief Financial Officer